Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exchange Agreement

This Exchange Agreement (this “Agreement”) is executed as of June 5, 2026 by and between Vivos Therapeutics, Inc., a Delaware corporation (“Borrower”), and Streeterville Capital, LLC, a Utah limited liability company (“Lender”). Capitalized terms not defined herein shall have the same meaning as set forth in the Transaction Documents (as defined below).

A. Pursuant to that certain Note Purchase Agreement dated June 9, 2025 (“Purchase Agreement”) between Lender and Borrower, Borrower issued to Lender that certain Secured Promissory Note in the original principal amount of $8,225,000.00 and having an original issue date of June 9, 2025 (“Original Note,” and together with the Purchase Agreement and all other agreements and documents entered into in conjunction therewith, the “Transaction Documents).

B. Subject to the completion of the First Tranche Financing (as defined below) by the Outside Date (as defined below), Borrower and Lender desire to partition $3,250,000.00 of the Original Note (as may be increased in accordance with the terms hereof, the “Partitioned Amount”) from the Original Note (the “Partitioned Note”) and then cause the outstanding balance of the Original Note to be reduced by an amount equal to the Partitioned Amount.

C. Borrower and Lender further desire to exchange (such exchange is referred to as the “Exchange”) the Partitioned Note for (i) 2,500 shares of newly designated Series A Preferred Stock, par value $0.0001, of Borrower (the “Exchange Preferred Shares”), the terms of which are set forth in the Certificate of Designation for such Exchange Preferred Shares, in the form attached hereto as Exhibit A (the “Certificate of Designation”), and (ii) a number of shares (the “Exchange Common Shares”, and together with the Exchange Preferred Shares, the “Exchange Shares”) of common stock, par value $0.0001 per share (the “Common Shares”), equal to $750,000.00 divided by the Nasdaq Minimum Price on the Closing Date (as defined below), all according to the terms and conditions of this Agreement.

D. This Agreement, the Certificate of Designation, the Original Note Amendment (as defined below), and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

E. Pursuant to the terms and conditions hereof, Lender and Borrower agree to exchange the Partitioned Note for the Exchange Shares and to allow for (i) an increase in the Partitioned Amount, (ii) the creation of a second Partitioned Note and (iii) a second exchange transaction, all as provided for herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Partition; Original Note Amendment.

(a) Upon completion of the First Tranche Financing on or before the Outside Date, Borrower and Lender agree that the Partitioned Amount will automatically be partitioned from the Original Note.

(b) An additional portion of the Original Note will be automatically partitioned into a second Partitioned Note (the “Second Partitioned Note”) upon the occurrence of the Second Tranche Financing (as defined below) on or before the Outside Date.

(c) Following any such partition of the Original Note, Borrower and Lender agree that the Original Note shall remain in full force and effect, provided that: (i) the outstanding balance of the Original Note shall automatically be reduced by an amount equal to the Partitioned Amount, subject to further reduction as contemplated by Section 3(b), and (ii) the Original Note shall automatically be amended by those amendments set forth in that certain Note Amendment attached hereto as Exhibit B (the “Original Note Amendment”).

3. Issuance of Exchange Shares.

(a) Immediately and automatically upon Borrower completing a common stock financing pursuant to which it receives gross proceeds of at least $2,600,000 (the “First Tranche Financing”), provided that the First Tranche Financing is completed on or prior to June 15, 2026 (the “Outside Date”), and pursuant to the terms and conditions of this Agreement, the Exchange will occur with Lender surrendering the Partitioned Note to Borrower and Borrower issuing to Lender the Exchange Shares. In conjunction therewith, Borrower hereby confirms that the Partitioned Note represents Borrower’s unconditional obligation to pay the outstanding balance thereof pursuant to the terms of the Partitioned Note. Borrower and Lender agree that upon surrender, and provided that Lender has received the Exchange Common Shares free and clear of any restrictive legends, the Partitioned Note will be cancelled and all obligations of Borrower under the Partitioned Note shall be deemed fulfilled. In the event the First Tranche Financing does not occur by the Outside Date, this Agreement will immediately and automatically terminate and be deemed void ab initio.

(b) Immediately and automatically upon Borrower completing a common stock financing pursuant to which it receives additional gross proceeds of at least $1,900,000.00, separate and apart from, and in addition to, the $2,600,000 of gross proceeds received in the First Tranche Financing (the “Second Tranche Financing”), provided that the Second Tranche Financing occurs on or prior to the Outside Date, and pursuant to the terms and conditions of this Agreement, a second exchange will occur (the “Second Exchange”), with Lender surrendering the Second Partitioned Note (in the principal amount of $1,250,000) in exchange for Borrower issuing to Lender an additional 1,250 Exchange Preferred Shares. In conjunction therewith, Borrower hereby confirms that the Original Note as so reduced would represent Borrower’s unconditional obligation to pay the outstanding balance thereof pursuant to the terms of the Original Note (as amended by the Note Amendment). Borrower and Lender agree that upon surrender, and provided that Lender has received such additional Exchange Preferred Shares, the Second Partitioned Note exchanged will be cancelled and all obligations of Borrower under the Second Partitioned Note shall be deemed fulfilled.

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4. Closing Date; Deliveries. The closings of the transactions contemplated hereby (each, a “Closing”), along with the delivery of the applicable Exchange Shares to Lender, shall occur immediately, and without further approvals or action required, as of the closing of the First Tranche Financing on or before the Outside Date or, as applicable, the Second Tranche Financing on or before the Outside Date (collectively, the “Closing Date”), by means of the exchange of electronic signatures, but shall be deemed to have occurred at the offices of Capital Law Partners PLLC in Lehi, Utah. On the Closing Date, prior to or contemporaneously with the execution and delivery of this Agreement, the following events shall occur:

4.1. Borrower shall have issued all applicable Exchange Common Shares or Exchange Preferred Shares, as the case may be, to Lender.

4.2. Mutual execution and delivery of all other Exchange Documents, as applicable, including without limitation this Agreement.

5. Holding Period, Tacking and Legal Opinion. Borrower represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Partitioned Note and the Exchange Shares will include the holding period of the Original Note from June 9, 2025, which date is the date that Original Note was fully paid for. Borrower agrees not to take a position contrary to this Section 5 in any document, statement, setting, or situation and further acknowledges that the Partitioned Note has not been amended or altered since its issuance. Borrower agrees to take all action necessary to issue the Exchange Shares without restriction within three (3) business days of the Closing Date, and not containing any restrictive legend without the need for any action by Lender. The Exchange Shares are being issued in substitution of and exchange for and not in satisfaction of the Partitioned Note. The Exchange Shares shall not constitute a novation or satisfaction and accord of the Partitioned Note. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 5 are a material inducement to Lender’s decision to consummate the transactions contemplated herein.

6. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) no commission or other remuneration has been paid or given directly or indirectly by Lender to Borrower for soliciting the Exchange, and (d) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

7. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, other than (i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and (ii) any securities or stock exchange filings required to be made in connection with the issuance of the Exchange Shares, (c) to the knowledge of Borrower, no Event of Default has occurred under the Original Note, provided that any Events of Default that may have occurred thereunder have not been, and are not hereby, waived by Lender, (d) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Original Note, (e) the issuance of the Exchange Shares is duly authorized by all necessary corporate action and the Exchange Shares are validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (f) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Partitioned Note, and (g) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

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8. Application of Covenants from Purchase Agreement. Borrower acknowledges and agrees that the covenants contained in Section 4 of the Purchase Agreement will continue to apply in all respects to Borrower and to the Original Note until the Original Note has been repaid in full.

9. Lock-Up Restriction. Subject to completion of the First Tranche Financing on or before the Outside Date, Lender hereby agrees that, without the prior written consent of Borrower, it will not, and its “affiliates” (as defined in Rule 144) will not, during the period commencing on the Closing Date of the First Tranche Financing and ending August 15, 2026 (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, a purchase option or contract, or otherwise dispose of, directly or indirectly, any Exchange Shares or other Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Exchange Shares or other Common Shares. The Company may impose stop-transfer instructions with respect to the securities subject to this restriction until the end of said period.

10. Maximum Percentage. Any Exchange Common Shares that would cause Lender to exceed the Maximum Percentage shall be held in abeyance and shall not be issued until such time, if ever, as the Lender’s right to receive such shares would not result in a violation of the Maximum Percentage. For purposes of this Section 10, “Maximum Percentage” means 9.99% of the number of shares of Common Shares outstanding on such date (including for such purpose the shares of Common Shares issuable upon such issuance). For purposes of calculating the Maximum Percentage, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act.

11. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. Arbitration of Claims. This Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as an exhibit to the Purchase Agreement.

13. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic signature (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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14. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award reasonable fees and expenses for frivolous or bad faith pleading.

15. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement, the Transaction Documents, and the Exchange Documents, and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

16. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

17. Entire Agreement. This Agreement, together with the Exchange Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements among Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

18. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

20. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement or the Original Note Amendment, the Original Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Original Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

21. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

22. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

23. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of the page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

LENDER:

Streeterville Capital, LLC

By:	/s/ John Fife
John Fife, President

BORROWER:

Vivos Therapeutics, Inc.

By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman, CEO

ATTACHMENTS:

Exhibit A Certificate of Designation

Exhibit B Original Note Amendment

[Signature Page to Exchange Agreement]

Exhibit A

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

SERIES A PREFERRED STOCK

of

Vivos Therapeutics, Inc.

a Delaware corporation

Pursuant to Section 151 of the Delaware General Corporation Law

The undersigned, R. Kirk Huntsman, hereby certifies that:

1.	He is the duly elected Chief Executive Officer of Vivos Therapeutics, Inc., a Delaware corporation (“Corporation”).

2.	A resolution was adopted and approved by the Board of Directors of the Corporation by unanimous written consent on June 4, 2026 authorizing and approving the Certificate of Designation of Preferences and Rights of Series A Preferred Stock of the Corporation set forth below.

3.	No shares of Series A Preferred Stock have been issued as of the date hereof.

IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate, and does hereby acknowledge that this instrument constitutes his act and deed and that the facts stated herein are true.

Vivos Therapeutics, Inc.

By:
Name:	R. Kirk Huntsman
Title:	Chief Executive Officer
Dated:	June __, 2026

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

SERIES A PREFERRED STOCK

of

Vivos Therapeutics, Inc.

a Delaware corporation

The undersigned Chief Executive Officer of Vivos Therapeutics, Inc. (“Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that, pursuant to the authority contained in the Corporation’s Certificate of Incorporation (“Certificate”) and pursuant to Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of the resolution creating a series of the class of the Corporation’s authorized preferred stock designated as the Series A Preferred Stock as follows:

FIRST: The Certificate, as amended, authorizes the issuance by the Corporation of 200,000,000 shares of common stock, par value of $0.0001 per share (“Common Stock”) and 50,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”), and further, authorizes the Board of Directors of the Corporation (“Board”), by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and to designate the rights, preferences and limitations of each series.

SECOND: By unanimous written consent of the Board, dated June 4, 2026, the Board designated ten thousand (10,000) shares of the Preferred Stock as Series A Preferred Stock, par value $0.0001 per share, pursuant to a resolution providing that a series of preferred stock of the Corporation be and hereby is created and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such Series A Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

SERIES A PREFERRED STOCK

Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have meanings set forth in Section 13 below.

Section 2. Powers and Rights of Series A Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as Series A Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series A Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series A Stock shall be as set forth in this Certificate of Designation of Preferences and Rights of Series A Stock (this “Certificate of Designation”). For purposes hereof, a holder of a share or shares of Series A Stock, with respect to their rights as related to the Series A Stock, shall be referred to as a “Series A Holder.”

Section 3. Number and Stated Value. The number of authorized shares of the Series A Stock is ten thousand (10,000) shares. Each share of Series A Stock shall have a stated value of $1,050.00 (the “Stated Value”).

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Section 4. Ranking. Except to the extent that the holders of at least a majority of the outstanding Series A Stock (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below), all shares of capital stock of the Corporation shall be junior in rank to all Series A Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Corporation shall be qualified by the rights, powers, preferences and privileges of the Series A Stock. Without limiting any other provision of this Certificate of Designation, without the prior written consent of the Required Holders, voting separately as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series A Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), or (ii) of pari passu rank to the Series A Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”). In the event of the merger or consolidation of the Corporation with or into another corporation wherein the Corporation is the surviving entity, the shares of Series A Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall provide for a result inconsistent therewith, subject to the other terms and conditions herein.

Section 5. Preferred Return.

(a)	Each share of Series A Stock shall accrue a rate of return on the Stated Value at the rate of nine percent (9%) per year, compounded daily to the extent not paid as set forth herein, and to be determined pro rata for any fractional year periods (the “Preferred Return”). The Preferred Return shall accrue on each share of Series A Stock from the date of its issuance, and shall be payable or otherwise settled as set forth herein. Following the occurrence of an Event of Default (as defined below), the Preferred Return will increase to 22% per annum.

(b)	The Preferred Return shall be payable quarterly, within five (5) Business Days following the end of each calendar month, either in cash or via the issuance to the applicable Series A Holder (in the sole discretion of the Corporation) of an additional number of shares of Series A Stock equal to (i) the Preferred Return then accrued and unpaid, divided by (ii) the $1,000 per share purchase price for the Series A Stock, with the election as to payment in cash or via the issuance of additional shares of Series A Stock to be determined in the discretion of the Corporation.

(c)	In the event that the Corporation elects (in its sole discretion) to pay any Preferred Return via the issuance of shares of Series A Stock, no fractional shares of Series A Stock shall be issued, and the Corporation shall pay in cash the Preferred Return that would otherwise be payable via the issuance of a fractional share of Series A Stock.

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Section 6. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each share of Series A Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of common stock, $0.0001 par value per share, of the Corporation (the “Common Stock”) by reason of their ownership thereof, an amount per share of Series A Stock equal to the Stated Value at such time plus any accrued but unpaid Preferred Return (as applicable, the “Series A Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Liquidation Amount, the Series A Holders with respect to their shares of Series A Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Following the payment of the Series A Preferred Liquidation Amount, if there are any remaining assets of the Corporation available for distribution to its stockholders, the Series A Stock shall not participate in such distributions.

Section 7. No Conversions. The Series A Stock shall not be convertible into shares of Common Stock or into any other class or series of stock of the Corporation.

Section 8. Corporation Optional Redemption.

(a)	Subject to the terms and conditions herein, at any time the Corporation may elect, in the sole discretion of the Corporation, to redeem all or any portion of the Series A Stock then issued and outstanding from all of the Series A Holders (a “Corporation Optional Redemption”) by paying to the applicable Series A Holders an amount in cash equal to the Series A Preferred Liquidation Amount then applicable to such shares of Series A Stock being redeemed in the Corporation Optional Redemption (the “Redemption Price”).

(b)	The Corporation shall provide written notice of any Corporation Optional Redemption to the Series A Holder(s) within five (5) Business Days following the determination of the Board to consummate the applicable Corporation Optional Redemption, and thereafter such Corporation Optional Redemption shall be completed within five (5) Business Days following the delivery of such notice, and at such time the Corporation shall deliver to the Series A Holder(s) the Redemption Price in valid funds. Each Series A Holder agrees to execute and deliver to the Corporation such instruments and documents, and to take such actions, as reasonably required to consummate the Corporation Optional Redemption, including with respect to cancellation of the applicable Series A Stock.

Section 9. Dividends and Distributions. The Series A Stock shall not participate in any dividends, distributions or payments to the holders of the Common Stock.

Section 10. Vote; Amendment.

(a)	Other than as set forth in Section 10(b), the Series A Stock shall not have any voting rights and shall not vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote.

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(b)	The Corporation may not, and shall not, amend or repeal this Certificate of Designation without the prior written consent of the Required Holders, in which vote each share of Series A Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a meeting of such Series A Holders, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

Section 11. Covenants. Until such time as no shares of Series A Stock remain outstanding, the Corporation and any subsidiary (to the extent applicable) will at all times comply with the following covenants:

(a)	The Corporation will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Corporation, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(b)	The Corporation will cause the Common Stock to be listed or quoted for trading on any of NYSE, NYSE American or any tier of The Nasdaq Stock Market.

(c)	The Corporation will not repay any outstanding indebtedness owed to any Series A Holder or its Affiliates without the prior written consent of the Required Holders, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(d)	The Corporation will not increase the authorized shares of Common Stock or Preferred Stock without the prior written consent of the Required Holders, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(e)	The Corporation will ensure that trading in the Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the Corporation’s principal trading market.

(f)	The Corporation will not make any Restricted Issuance without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion. Notwithstanding the foregoing, the Corporation may issue Equity Securities without obtaining the prior written consent of the Required Holders to the extent that the aggregate gross proceeds received by the Corporation from all such issuances do not exceed the Threshold Amount.

(g)	Except as contemplated by the Exchange Agreement, the Corporation shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Corporation (i) from entering into a variable rate transaction with any Series A Holder or any Affiliate of any Series A Holder after July 14, 2026, or (ii) from issuing Common Stock, Preferred Stock, warrants, convertible notes, other debt securities, or any other of the Corporation’s securities to any Series A Holder or any Affiliate of any Series A Holder.

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(h)	The Corporation will not pledge or grant a security interest in any of its Airway Integrated Management Company (“AIM”) assets without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(i)	The Corporation will not, and will not enter into any agreement or commitment to, dispose of any AIM assets or operations that are material to the Corporation’s operations without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(j)	The Corporation will not, and will not enter into any agreement or commitment to, create, authorize, or issue any class of Preferred Stock (including additional issuances of Series A Stock) without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(k)	The Corporation will not consummate a Fundamental Transaction or enter into an agreement to consummate a Fundamental Transaction without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

Section 12. Covenant Default.

(a)	Event of Default. The Required Holders may elect to declare an “Event of Default” if any of the following conditions or events shall occur and be continuing:

(i)	The Corporation fails to fully comply with any covenant, obligation or agreement of the Corporation in this Certificate of Designation (other than payment or issuance defaults which are addressed in subparagraph (ii) below), or a breach of any covenant owed to any Series A Holder in any other agreement between the Corporation and such Series A Holder, and such failure, if known to the Required Holders and reasonably possible of cure, is not cured within five (5) Business Days following notice to cure from the Required Holders;

(ii)	The Corporation fails to pay any amount due and payable to the Series A Holders pursuant to and as required by this Certificate of Designation, or fails to issue any additional shares of Series A Stock or Common Stock to the Series A Holders pursuant to and as required by this Certificate of Designation, and such failure, if known to the Series A Holders and reasonably possible of cure, is not cured within five (5) Business Days following notice of notice to cure from the Required Holders;

(iii)	The Corporation shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (2) make a general assignment for the benefit of the Corporation’s creditors; or (3) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute; or

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(iv)	a proceeding or case shall be commenced, without the application or consent of the Corporation, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, if in the United States, or ninety (90) days, if outside of the United States; or an order for relief against the Corporation shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

(b)	Consequences of Events of Default. If an Event of Default has occurred (i) the Series A Holders shall have the right to pursue any other remedies that the Required Holders may have under applicable law (excluding forced redemptions outside the control of the Corporation) and/or in non-monetary equity; and (ii) the Series A Holders shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting the Corporation from issuing any of its Common Stock or Preferred Stock to any party.

(c)	Expenses. In the event that any Series A Holder incurs expenses in the enforcement of its rights hereunder, including but not limited to reasonable attorneys’ fees, then the Corporation shall immediately reimburse such Series A Holder the reasonable costs thereof.

Section 13. Definitions. In addition to the terms defined elsewhere in this Certificate of Designation, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

(c)	“Control” means (i) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (iii) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(d)	“Equity Securities” means Common Stock, Preferred Stock and any option, warrant, or right to subscribe for, acquire or purchase, or which is convertible into, Common Stock or Preferred Stock.

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(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

(f)	“Exchange Agreement” means that certain Exchange Agreement, dated June 5, 2026, by and between the Corporation and Streeterville.

(g)	“Exempt Issuance” means Equity Securities issued: (i) under any equity incentive plan, stock option plan, or employee stock purchase plan adopted by the Company’s Board of Directors (or a compensation committee thereof) existing on the date hereof or approved by the shareholders of the Company, for the benefit of employees, officers, directors, or consultants of the Company and (ii) upon the exercise, exchange, or conversion of any convertible securities, options, or warrants outstanding on the date hereof, provided that the terms of such securities are not amended, modified, or waived in any manner after the date hereof.

(h)	“Fundamental Transaction” means: (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person other than any subsidiary or any Affiliate of the Corporation, whereby the stockholders of the Corporation immediately prior to such merger or consolidation do not own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

(i)	“Issuance Date” means the date that the applicable shares of Series A Stock are issued to a Series A Holder.

(j)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

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(k)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(l)	“Restricted Issuance” means the (i) the issuance, incurrence or guaranty of any debt or additional Liabilities, other than trade payables incurred in the ordinary course of business, (ii) the issuance of (a) any Equity Securities of the Corporation, including, without limitation any Common Stock or any class or series of Preferred Stock; or (b) any securities that are convertible into or exchangeable for shares of Common Stock or any class or series of Preferred Stock, other than in each of the foregoing clauses (i) and (ii), for any such issuances or sales to a Series A Holder as contemplated in this Certificate of Designation or otherwise to a Series A Holder or any of its Affiliates. For the avoidance of doubt, the issuance of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Restricted Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. Notwithstanding the foregoing to the contrary, no Exempt Issuance shall be a Restricted Issuance.

(m)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(n)	“Streeterville” means Streeterville Capital, LLC, a Utah limited liability company.

(o)	“Threshold Amount” means $2,500,000 in aggregate gross proceeds received by the Corporation following the date of the Exchange Agreement from the issuance of new Equity Securities or pursuant to that certain unsecured, convertible promissory note, dated May 7, 2026, by the Corporation in favor of V-Co Investors 4 LLC (which shall not remain outstanding following the Outside Date).

Section 14. Miscellaneous.

(a)	Legend. Any certificates representing the Series A Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

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(b)	Series A Stock Not Transferrable. No Series A Holder may sell, assign, transfer, convey, gift, pledge, hypothecate, encumber, or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise (each, a “Transfer”), any shares of Series A Stock or any beneficial interest therein, without the prior written consent of the Corporation. Any Transfer or attempted Transfer in violation of this Section 14(b) shall be null and void ab initio, and shall not be recognized by the Corporation.

(c)	Uncertificated Shares Lost or Mutilated Series A Stock Certificate. The Series A Stock may be issued to each Series A Holder in uncertificated (book entry) form by the stock transfer agent of the Corporation or in certificated form. If any certificate for the Series A Stock held by the Series A Holder thereof shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series A Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(d)	Interpretation. If the Corporation or any Series A Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e)	Waiver. Any waiver by the Corporation or the Series A Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Series A Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

(f)	Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

[Signature Page Follows]

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IN WITNESS WHEREOF, Vivos Therapeutics, Inc., a Delaware corporation, has caused this Certificate of Designation to be signed by a duly authorized officer on June __, 2026.

Vivos Therapeutics, Inc.

Name:	R. Kirk Huntsman
Title:	Chief Executive Officer

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Exhibit B

AMENDMENT TO SECURED PROMISSORY NOTE

This Amendment to Secured Promissory Note (this “Amendment”) is entered into as of June __, 2026, by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Vivos Therapeutics, Inc., a Delaware corporation (“Borrower”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note (as defined below).

A. Borrower previously issued to Lender that certain Secured Promissory Note in the original principal amount of $8,225,000.00 dated June 9, 2025 (the “Note”) pursuant to that the certain Note Purchase Agreement between Borrower and Lender (the “Note Purchase Agreement,” and together with the Note and all documents entered into in connection therewith, the “Transaction Documents”).

B. Lender and Borrower have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to extend the Maturity Date, reduce the Maximum Monthly Redemption Amount (as defined below), and insert a new “Limited Redemption” section.

C. This Amendment is entered into by and between Borrower and Lender pursuant to that certain Exchange Agreement, dated June __, 2026, between Lender and Borrower (the “Exchange Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Conditionality of Amendment. The amendments set forth in this Amendment are expressly conditioned upon Borrower completing a common equity financing where Borrower receives gross proceeds of at least $2,600,000 (the “Financing”) on or before June 15, 2026 (the “Outside Date”). Unless and until the Financing is completed on or before the Outside Date, this Amendment shall be of no force or effect, no amendment, waiver, modification or other change to the Note shall be deemed to have occurred, and the Note shall remain in full force and effect in accordance with its existing terms. Immediately upon consummation of the Financing, this Amendment shall automatically become effective and the Note modified accordingly.

3. Maturity Date. Upon completion of the Financing by the Outside Date, the Maturity Date will automatically be extended to June 10, 2027.

4. Limited Redemptions. Upon completion of the Financing by the Outside Date, Section 4 of the Note will automatically be deleted in its entirety and replaced with the following:

“4. Redemptions.

23.1. Monthly Redemptions. Beginning on December 10, 2025, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem up to the Maximum Monthly Redemption Amount (such amount, the “Redemption Amount”) per calendar month by providing written notice to Borrower (each, a “Redemption Notice”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month up to the Maximum Monthly Redemption Amount. Upon receipt of a Redemption Notice, Borrower shall pay the applicable Redemption Amount to Lender in cash within three (3) Trading Days.

23.2. Redemption Standstill. Notwithstanding the foregoing or anything other provision herein or in any related agreement or instrument to the contrary, for the period beginning on the effective date of this Amendment and ending September 15, 2026, Lender shall be prohibited in all instances from engaging in any redemptions of all or any portion of the Maximum Monthly Redemption Amount or the Note generally, but only so long as no Event of Default (as defined in the Note) has occurred under the Note.

23.3. Limited Redemptions. Beginning on December 10, 2025, if at any time thereafter a Limited Redemption Event occurs, Lender shall have the right to submit a Redemption Notice in an amount up to the Maximum Limited Redemption Amount at any time during the applicable Limited Redemption Window (each, a “Limited Redemption”). Borrower must pay the applicable Limited Redemption amount to Lender in cash within three (3) Trading Days of delivery of the applicable Redemption Notice. For the avoidance of doubt, Limited Redemptions will not count toward the Maximum Monthly Redemption Amount.”

5. Additional Definitions. Upon the occurrence of a Financing by the Outside Date, the following definitions shall be added in alphabetical order in Attachment 1 – Definitions, with other definitions in such attachment being renumbered accordingly:

(a) “Limited Redemption Event” means that on any given Trading Day the Common Shares trade at a price that is at least ten percent (10%) greater than the Nasdaq Minimum Price for such Trading Day.

(b) “Limited Redemption Window” means the period beginning on the date a Limited Redemption Event occurs and ending on the date that is five (5) Trading Days after the date the Limited Redemption Event occurs. For the avoidance of doubt, more than one (1) Limited Redemption Window may be open at the same time.

(c) “Maximum Limited Redemption Amount” means ten percent (10%) of the cumulative daily dollar trading volume on the Trading Day that a Limited Redemption Event occurs; measured as the cumulative dollar trading volume on all exchanges beginning at 4:01 PM Eastern Time on the Trading Day before the occurrence of the Limited Redemption Event and ending at 4:00 PM Eastern Time on the Trading Day during which the Limited Redemption Event occurs.

(d) “Maximum Monthly Redemption Amount” means $225,000.00.

(e) “Nasdaq Minimum Price” means the Minimum Price as defined under Nasdaq Rule 5635(d).

6. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

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(b) There is no fact known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

7. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the amendment to the Note granted herein.

8. Other Terms Unchanged. The Note, as amended by this Amendment remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

9. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

10. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic signature (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

Streeterville Capital, LLC

By:
John Fife, President

BORROWER:

Vivos Therapeutics, Inc.

By:
R. Kirk Huntsman, CEO

[Signature Page to Amendment to Secured Promissory Note]